UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2020
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EXICURE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL 60614
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 673-1700
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Resignation of Jay R. Venkatesan, M.D.

On January 5, 2021, Exicure, Inc. (the “Company”) announced that Jay R. Venkatesan, M.D., a member of the Company’s board of directors (the “Board”) and chairperson of the Audit Committee of the Board (“Audit Committee”), has resigned from the Company’s Board and the Audit Committee of the Board, effective December 29, 2020. Dr. Venkatesan’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of James Sulat

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), the Board appointed James Sulat to serve as a director of the Company and chairperson of the Audit Committee, effective January 2, 2021. Mr. Sulat will serve for the term expiring at the Company’s 2023 annual meeting of stockholders, and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

Mr. Sulat, 70, served as a member of the board of directors of AMAG Pharmaceuticals, Inc. from April 2014 to November 2020. From 2009 to 2013, Mr. Sulat served as Chief Executive Officer and Chief Financial Officer of Maxygen, Inc., a public biopharmaceutical company, and was a member of Maxygen's board of directors from 2003 to 2013. From 2005 until 2008, Mr. Sulat served in several roles of increasing responsibility at Memory Pharmaceuticals Corp., including as its President and Chief Executive Officer from 2005 to 2008, as its Chief Financial Officer during 2008, and as a member of its board of directors from 2005 to 2009. Mr. Sulat has served on the board of directors of Arch Therapeutics, Inc., a public medical device company, since August 2015. Mr. Sulat served as the chairman of the board of directors for Momenta Pharmaceuticals, Inc., a public biotechnology company, and as a member of its audit committee and its nominating and corporate governance committee from 2008 to July 2019. Since 2005, Mr. Sulat has served on the supervisory board of Intercell AG and, its successor company, Valneva SE, a public European biotechnology company, and currently serves as chairman of its audit committee. Mr. Sulat served on the board of directors of Diadexus, Inc., a public diagnostics company, from January 2015 to June 2016, and on the board of directors for Tolero Pharmaceuticals, Inc., a private biopharmaceutical company, from April 2015 to January 2017, until it was acquired by Sumitomo Dainippon Pharma Co., Ltd. Mr. Sulat received his B.S. in Administrative Sciences from Yale University. He received his M.B.A. and his M.S. in Health Services Administration from Stanford University.

Mr. Sulat will be compensated in accordance with the Company’s compensation program for non-employee directors (the “Program”) as described in the Company’s definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on April 21, 2020. Pursuant to the Program, Mr. Sulat will be paid $35,000 per fiscal year for his service as a director on the Board and $15,000 per year for his service as chairperson of the Audit Committee. Mr. Sulat will also be reimbursed for out-of-pocket expenses incurred in connection with his attendance at Board and committee meetings.

In addition, pursuant to the Program, Mr. Sulat will receive an initial option grant of 43,386 shares of the Company’s common stock with an exercise price equal to $1.82, the closing price of the Company’s common stock on the Nasdaq Stock Market on January 4, 2021, the first business day following the effective date of the grant. This option will vest in equal monthly installments over a three-year period, subject to Mr. Sulat’s continued service through the applicable vesting date.

Mr. Sulat has also entered into the Company’s standard indemnity agreement, the form of which was previously filed by the Company as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-227475), initially filed with the Securities and Exchange Commission on September 21, 2018.

There is no arrangement or understanding between Mr. Sulat and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Sulat and any of the Company’s other directors or executive officers. Mr. Sulat does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On January 5, 2021, the Company issued a press release announcing the appointment of Mr. Sulat to the Board and the resignation of Dr. Venkatesan from the Board.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section or Sections 11 and 12 (a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated January 5, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2021	EXICURE, INC.

	By:	/s/ David A. Giljohann
David A. Giljohann, Ph.D.
Chief Executive Officer and Interim Chief Financial Officer